SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     March 4, 2005

                                          LSB INDUSTRIES, INC.
                                         (Exact name of registrant as specified in its charter)

Delaware .	1-7677 .	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                   73107
    (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (405) 235-4546

                                                                Not applicable
                                    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ | Written communications pursuant to Rule 425 under the Securities Act

| __ | Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 -Securities and Trading Markets.

Item 3.02. Unregistered Sale of Equity Securities.

On March 4, 2005, LSB Industries, Inc. (the "Company") received notice of exercise under certain Warrants to Purchase Common Stock of the Company, each dated May 24, 2002, for the purchase of an aggregate 586,140 shares of the Company's common stock. Each of the three purchasers under the warrants is an affiliate of Guggenheim Investment Management, LLC. The warrants were exercised pursuant to the cashless exercise provisions of the warrants, which reduced the total number of shares issuable under the warrants by 9,445 shares, based upon the current market price of the Company's common stock, as defined in the warrants. The issuance of the 586,140 shares upon the exercise of the warrants constitutes a private offering to accredited investors, which is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506 of Regulation D promulgated under the Securities Act.

Pursuant to the terms of the warrants, if requested by the purchasers, the Company is obligated to file a registration statement registering the resale of the shares issued upon the exercise of the warrants. In addition, the purchasers of such shares are entitled to certain piggy-back registration rights under the terms of the warrants.

Following the issuance of the 586,140 shares pursuant to the exercise of the warrants, the Company will have 13,666,038 shares of common stock outstanding, and the shares issued upon the exercise of the warrants will represent approximately 4.3% of the Company's outstanding common stock.

Item 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1     Press release dated March 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2005.

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Senior Vice President and
(Chief Financial Officer)